SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 31, 2004
                                                          --------------



                           NATURAL HEALTH TRENDS CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             Florida               0-25238               59-2705336
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         (State or other         (Commission           (IRS Employer
         jurisdiction of         File Number)        Identification No.)
           Formation)



                       12901 Hutton Drive Dallas, TX 75234
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               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (972) 241-4080
                                                           --------------


          -------------------------------------------------------------
          (Former name or former address, if changes since last report)

Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

         As of March 31, 2004, Natural Health Trends Corp (the "Company") entered into an Agreement and Plan of Merger with MarketVision Communications Corporation, a Minnesota corporation. ("MarketVision"), and MVMergerCo, Inc. a Delaware corporation and wholly owned subsidiary of the Company ("MergerCo"), pursuant to which MarketVision was merged with and into MergerCo (the "Merger"). In exchange for all of the outstanding capital stock of MarketVision, the Company the issued 690,000 shares of the Company's common stock (the "Issued Shares"), promissory notes in the aggregate principle amount of approximately $3.2 million (the "Notes") and a cash payment of $1,336,875 for a total purchase price of approximately $16.5 million. There are a total of three Notes issued by the Company, two of which are 6 month notes bearing interest a 4% per annum, and one of which is a 21-month note bearing interest at 4.5% per annum. MarketVision has been the exclusive developer and service provider of the direct selling software used by the Company since mid-2001.

         Pursuant to a compensation agreement based upon the number of new distributors enrolled by the Company, MarketVision charged the Company approximately $1.9 million and $1.5 million for services provided during the years ended December 31, 2003 and 2002, respectively. As of December 31, 2003, the Company owed MarketVision approximately $1.1 million in accounts payable. Management believes that this transaction is in the best interests of the Company because (i) the success of the Company's business is dependent upon the direct selling software and services provided to the Company by MarketVision and
(ii) the Company anticipates enrolling a significant number of new distributors in the future, which would be very expensive under the former compensation agreement between the Company and MarketVision. Since the former owners of MarketVision include Terry LaCore, a member of the Company's Board of Directors and the Chief Executive Officer of Lexxus International, Inc., a wholly owned subsidiary of the Company ("Lexxus"), the Board of Directors hired Bernstein, Conklin & Balcombe, an independent appraisal firm, to assess the fairness of the transaction with MarketVision from a financial point of view. As of March 31, 2004, Bernstein, Conklin & Balcombe delivered its opinion to the Company's Board of Directors that the MarketVision transaction is fair to the Company from a financial point of view.

         In addition, the Company entered into a Stockholders Agreement with the former shareholders of MarketVision. Such agreement contained customary terms and conditions, including restrictions on transfer of the Issued Shares, rights of first refusal and indemnification. Further, the Stockholders Agreement contains a one time put right for the benefit of the former shareholders of MarketVision (other than Mr. LaCore) that requires the Company, during the six month period following the earlier of (i) the first anniversary of the closing date, or (ii) the date on which the Issued Shares are registered with the Securities and Exchange Commission (the "SEC") for resale to the public, to repurchase all or part of the Issued Shares still owned by the such stockholders for $4.00 per share less any amount previously received by such stockholders from the sale of the Issued Shares. The agreement also provided the former stockholders of MarketVision with piggyback registration rights in the event the Company files a registration statement with the Securities and Exchange Commission covering the resale of Company securities, other than on Forms S-4 or S-8, stock option grants for the former stockholders (other than Mr. LaCore).

         MergerCo entered into employment agreements (the "Employment Agreements") with each of John Cavanaugh and Jason Landry, the former owners (along with Mr. LaCore ) of MarketVision, pursuant to which they have agreed to serve as President and Vice President -Development of MergerCo, respectively, following the Merger. The Employment Agreements provided Mr. Cavanaugh and Mr. Landry with annual salaries of $193,000 and $130,000, respectively, as well as options to purchase 253,636 and 56,634 shares of the Company's common stock, respectively, at an exercise price of $18.11 per share. The Employment Agreements contain customary terms including confidentiality and non-competition provisions. Lexxus has executed a Guaranty of the obligations of MergerCo under the Employment Agreements. Immediately following the Merger, MergerCo has changed its name to MarketVision Communications Corp.

         The Company and MergerCo have also entered into a license agreement with MarketVision Consulting Group, LLC, an entity owned by the former shareholders of MarketVision (other than Mr. LaCore), pursuant to which MarketVision Consulting will have the right to use, develop, modify, market, distribute and sublicense the MarketVision software to third parties in the event that the Company defaults on its payment obligations under the Notes or the Employment Agreements.


Item 7.  Financial Statements and Exhibits.
         ----------------------------------

    (a) Financial statements required under this Item 7 will be filed upon completion, but not later than sixty (60) days from the date this Current Report is required to be filed with the Commission.

    (b)  Exhibits

         10.1. Agreement and Plan of Merger, dated as of March 31, 2004, by and among the Company, MergerCo and MarketVision.

         10.2. Stockholders Agreement, dated as of March 31, 2004, by and among the Company, John Cavanaugh, Terry LaCore and Jason Landry.

         10.3. Employment Agreement, dated as of March 31, 2004, between MergerCo and John Cavanaugh.

         10.4. Employment Agreement, dated as of March 31, 2004, between MergerCo and Jason Landry.

         10.5 Guaranty of the Employment Agreements dated as of March 31, 2004 executed by Lexxus.

         10.6 Software License Agreement dated as of March 31, 2004 among the Company, MergerCo and MarketVision Consulting Group, LLC.




                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                    NATURAL HEALTH TRENDS CORP.



                                    By: /s/ MARK D. WOODBURN
                                        -------------------------------------
                                        Name:   Mark D. Woodburn
                                        Title:  President and Chief Financial
                                                Officer


Dated:  April 15, 2004